EXHIBIT 10.1

MANAGEMENT SERVICES AGREEMENT

THIS MANAGEMENT SERVICES AGREEMENT (the “Agreement”) is made and entered into effective as of the 9th day of June 2017 by and between The Diagnostic Group, LLC, a Delaware Limited Liability Corporation with an address of 845 Campbell Road, Suite 345, Richardson, Texas 75081 (the “Company”) and AppYea, Inc., a South Dakota corporation with an address of 777 Main Street, Suite 600, Fort Worth, TX 76012 (the “Contractor”). The Company and the Contractor may be individually referred to as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, the Contractor is a consultant for certain management, administrative and affiliated entities for healthcare organizations that have a presence in North America. The products and services represented and provided by Contractor are all based on the needs of the organization and in certain circumstances, medical necessity; and

WHEREAS, the Company is engaged in the business of managing Laboratory services to the Healthcare industry and desires to expand its customer base through services provided by Contractor; and

WHEREAS, Contractor desires to provide its products and services to the Company and utilize the Company’s products and services for Customers located throughout the continental United States; and

WHEREAS, Contractor and the Company desire to enter into this Agreement under the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

1.	Appointment and Acceptance. Subject to the terms and conditions set forth in this Agreement, the Company hereby appoints Contractor the non-exclusive right to represent the Company’s products and services, set forth in Exhibit A attached hereto (collectively, “Products and Services”), to healthcare providers and healthcare organizations (“Provider(s)”) directly introduced by Contractor that are located within the United States, except for locations where the Company has granted another party exclusive right to represent the Company’s Products and Services in such location.

2.	Marketing Activities. Throughout the Term (defined below), Contractor shall provide time and effort toward the marketing and management of the represented Products and Services on behalf of the Company. Contractor shall perform marketing actives as set forth in Exhibit B attached hereto (collectively “Marketing Activities”), including direct marketing of Products and Services to Providers. These activities while be handled in a strict and professional manner. At all times Contractor must maintain full compliance according to the applicable ethical standards and guidelines of the federal and state laws governing the marketing of items and services within the healthcare industry.

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3.	Administrative Activities. Throughout the Term (defined below), the Contractor shall provide administrative oversight as to the following:

	a.	Engagement of Clients - Product and Services representation – The Contractor shall make sure its organization is presenting and managing the products and services in a strict compliant and professional manner for their sphere of healthcare practitioners.

	b.	Policy Adherence – Making sure all organizational participants adhere to the policies and procedures set forth by both organizations in an ethical, compliant and professional manner.

	c.	Products and Services Processing –

		i.	Making sure that all engaged healthcare practitioners are utilizing products and processing services in the most efficient manner possible.

		ii.	Analyze the internal processing of the products and services utilized by your healthcare practitioners by both organizations.

		iii.	Analyze the billing, accounting practices and financial outcomes surrounding the products and services provided.

	d.	Feed Back and Process Refinement Life Cycle – Provide marketplace feedback on all processes, policies products and services, constantly allowing both organizations and healthcare practitioners to continually improve their overall businesses.

	e.	Management of services – Contractor agrees to the management, including oversight of implementation and ongoing service, of the products and services represented.

4.	Term. The initial term of this Agreement shall be for thirty-six (36) months (“Initial Term”), commencing on the Effective Date. This Agreement shall automatically renew for successive on (1) year terms (each a “Renewal Term”), unless either Party gives the other Party ninety (90) days’ written notice of termination prior to the effective date of any Renewal Term, or unless this Agreement is terminated earlier in accordance with Section 6 of this Agreement. The Initial Term and all subsequent Renewal Terms shall collectively be referred to in this Agreement as the “Term.”

5.	Compensation for Services. As compensation for the Services under this Agreement, the Company shall pay Contractor the amounts as set forth in Exhibit C attached hereto.

	a.	Reasonable Fair Market Value. Payment of the Service Fees is acknowledged as the parties’ negotiated agreement as to the reasonable fair market value of the Services furnished by Contractor pursuant to this Agreement considering the nature and volume of the services required and the risks assumed by Contractor. Company and Contractor recognize and acknowledge that (i) Contractor’s sales, marketing and administrative expertise shall contribute significant value to Company and the operation of the Healthcare Services, (ii) Contractor will incur substantial costs and business risks in providing the Services, and (iii) certain of such costs and expenses can vary to a considerable degree according to the extent of the success of the Company’s business. It is the intent of the parties that the Service Fees reasonably compensate Contractor for the value to Company of Contractor’s marketing, sales and administrative expertise, given the considerable business risk to Contractor in providing the Services.

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6.	Termination.

	a.	Termination for Cause. Either Party shall have the right to immediately terminate this Agreement upon the occurrence of any one or more of the following events:

		i.	A Party fails to comply with any material term of this Agreement, and any such breach is not cured by the breaching Party within ten (10) calendar days after receiving written notice of such breach by the non-breaching Party;

		ii.	A Party applies for or consents to the appointment of a receiver, trustee, or liquidator of all or a substantial part of its assets, files a voluntary petition in bankruptcy or admits in writing its inability to pay its debts as they become due, makes a general assignment for the benefit of creditors, files a petition or an answer seeking reorganization or arrangement with creditors or takes advantage of any insolvency law, or if an order, judgement, or decree shall be entered by a court if competent jurisdiction, or the application of a creditor, adjudicating a Party bankrupt or insolvent or approving a petition seeking reorganization of a Party or appointment of a receiver, trustee or liquidator of either Party of all or a substantial part of its assets.

b.

Termination for Cause by Company. In addition to the termination rights set forth in Section 6(a) of this Agreement, the Company may immediately terminate this Agreement upon providing written notice to the Contractor in the event that the Contractor or any of its employees, agents, or sales representatives:

		i.	Engages in fraud or dishonesty in the performance of the Contractor’s obligations under this Agreement;

		ii.	Willfully engages in conduct which is materially injurious to the Company, reputation, monetarily, or otherwise;

		iii.	Is convicted of, pleads guilty to, or please nolo contender to, any felony or any crime involving an act of fraud, misappropriation, or embezzlement; or

		iv.	Is excluded from participation in any federal or state governmental healthcare program.

	c.	Termination Without Cause. Either party may terminate this Agreement at any time with thirty (30) days advance written notice.

7.	Effect of Termination or Expiration. Upon the termination or expiration of this Agreement:

	a.	The Contractor shall have no further right to market any of the Products and Services;

	b.	The Contractor will return, at its own expense, all goods, materials, or other proprietary information or items provided by and belonging to the Company;

c.

The Contractor shall have the right to retain any sums already paid by the Company under this Agreement, and the Company shall pay the Contractor all sums accrued under this Agreement that are due as of the effective date of termination or expiration, or that may become due after such effective date if such amounts are related to Marketing Activities provided by the Contractor prior to the effective date of termination or expiration.

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d.	Other than certain obligations set forth in this Agreement that shall survive the termination or expiration of this Agreement, neither Party shall have any further obligations to the other Party following the expiration or termination of this Agreement.

e.	With the exception of this Agreement being terminated pursuant to the items listed in section 6b above, Contractor shall continue to receive Compensation by the Company for Recruited Customers as set forth and described in Exhibit C.

8.	Representations and Responsibilities of Company.

	a.	Information and Amendment of the Products and Services

		i.	The Company shall provide to the Contractor information concerning the Products and Services of the Company, including all sales or promotional materials, if any, to be used by the Contractor in the marketing of the Products and Services to Providers. The Company shall provide to Contractor instructions, training, and other information concerning the Products and Services as is reasonably necessary to effectuate the terms and purposes of this Agreement.

		ii.	The Company, in its sole discretion and upon giving ten (10) days’ prior written notice to the Contractor, may add to, delete from, modify, or otherwise amend: (A) the Products and Services available as set forth in Exhibit A attached hereto; or (B) the Marketing Activities set forth in Exhibit B attached hereto. Notwithstanding the foregoing, Contractor related to the removal of any Product and Service, the Contractor shall immediately cease Marketing Activities for such Products and Services as requested by the Company. The Contractor acknowledges and understands that upon receiving notice for the removal of a Product and Service by Company, the Contractor will not be eligible to receive any commission for sales of such discontinued Products and Services that occur after the notification date described within this Section 8(a) (ii). However, if Company continues to sell or solicit sales for Products and Services that have been deleted from the list of Products and Services set for the in Exhibit A, the Contractor shall be entitled to receive appropriate commissions for such sales as provided under this Agreement.

	b.	Training and Marketing Support. The Company shall provide, at no cost to the Contractor, sufficient training and assistance to the Contractor and their representatives, if applicable.

9.	Representations and Responsibilities of Contractor.

	a.	No Conflict for Contractor to Enter Agreement. The Contractor hereby represents and warrants to Company that the execution and performance of this Agreement by the Contractor:

		i.	Has been duly authorized by all necessary corporate action on behalf of and in accordance with Texas law;

		ii.	Will not constitute or result in any breach or default under any agreement or other instrument to which Contractor is a party of by which Contractor is bound; and

		iii.	Will constitute the legal, valid, and binding obligation of Contractor, enforceable against it in accordance with the terms of this Agreement.

	b.	Professional and Commercially Reasonable Activities. The Contractor shall do the following:

		i.	Perform its duties and render the Marketing Activities in a professional manner consistent with all applicable laws, regulations, professional standards, and good business ethics so as to promote and enhance the success of the promotion of the Products and Services;

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	ii.	Ensure that its performance under this Agreement does not breach any other material agreement to which it is a party;

	iii.	Abide by the Company written policies and instructions, as amended from time to time, which respect to the Marketing Activities for the Products and Services, as such policies and instructions are amended and communicated to the Contractor from time to time;

	iv.	Not make any representations or warranties on behalf of the Company that are not specifically authorized by the Company in writing prior to the Contractor’s making of such representations or warranties; and

	v.	Use its reasonable and best efforts to cause the Contractor’s employees, sales representatives, and agents to comply with each of the conditions of this Section 9.

c.	Compliance with Law. The Contractor will maintain all state, federal, and local licenses and permits necessary for the Contractor to perform its obligations under this Agreement. Neither the Company nor the Contractor intends for this Agreement or the actions of either Party to violate any law, including, but not limited to, the federal anti-kickback statute. The Contractor shall not market the Products and Services to, or have any direct contact, with any federally-funded healthcare program beneficiary. The Contractor shall strictly comply with all state and federal healthcare laws, and the Contractor shall not:

	i.	Promote any items or services hereunder to patients or Providers that are not reasonable or necessary for the treatment of an individual patient; or

	ii.	Attempt to unduly influence referral sources. The Contractor shall not offer Providers, patients, or other potential referral sources incentives, in cash or in kind related to the marketing of the Products or Services. The Contractor shall not have or maintain, directly or indirectly, any commissions or fee-splitting arrangements with any purchaser or any other arrangement(s) with a purchaser with respect to any Products and Services. The Contractor represents that neither it nor any of its employees or sales representatives used in the performance of its duties under this Agreement is a physician or other healthcare professional in a position to exert undue influence on the purchase or ordering of Products and Services.

	iii.	Contractor acknowledges that the Company under no circumstances will pay any fee per sample, per provider or per contact that involves a federally-funded healthcare program.

d.	Responsibility for Expense. The Contractor will pay all its expenses and be solely responsible for the acts and expenses of its employees, sales representatives, and agents unless the Contractor has received permission by the Company for said activities. The Contractor shall protect all Products and Services or other materials Contractor has within its possession from any and all damage or loss. If a Product and Service or any other proprietary materials of Contractor are lost, damaged, or destroyed by the Contractor or its employees, sales representatives, or agents, the Contractor will pay the Company, at the Company’s sole discretion, either:

	i.	The fair market value of any lost or damaged item; or

	ii.	The total reasonable cost to replace such lost or damaged item.

e.	Complaints. The Contractor shall promptly notify the Company of any Customer complaints or any problems with the Products and Services for which it becomes aware. The Contractor shall immediately notify the Company of any notices that are serviced on the Contractor that may adversely affect the Company. Upon request by the Company, the Contractor will assist the Company with obtaining financial information regarding Customers and Potential Customers and assist with the collection of any payments due by Customers that were procured by the Contractor.

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f.	No Rights in Company Information. The Contractor will not use any materials, trademarks, or other proprietary information of Contractor for any purpose other than for performing the Marketing Activities. Further, the Contractor acknowledges and understands that it shall have no rights whatsoever to any of the Products and Services, or any other proprietary information of the Company or any affiliate of the Company.

g.	Representation of Non-Exclusion. The Contractor hereby certifies that neither it nor any of its employees, contractors, officer, or directors is excluded from participation in any healthcare program. Should the Contractor, its employees, contractors, officers, or directors become so excluded, the Contractor shall immediately notify the Company, and the Company may terminate this Agreement immediately in its sole discretion.

10.	Confidentiality and Non-Disclosure.

a.

Confidentiality of Terms. During the Term, the Parties shall keep, and shall cause their officers, directors, members, managers, employees, sales representatives, and agents to keep confidential the contents of this Agreement, including, but not limited to, the terms and conditions hereof; provided, however, that any Party may disclose to any person the tax treatment and any facts that may be relevant to the tax structure of the transaction contemplated by the Agreement except as may otherwise be prohibited by applicable laws. The contents of this Agreement shall not be disclosed by either Party to any third person or other entity, except solely as necessary to attorneys and accountants retained by either Party who shall be required to maintain such confidentiality, or as required by law.

b.

Confidentiality of Information Exchanged. The Parties shall hold any and all information provided to it by the other Party under this Agreement, including without exclusion a Party’s technology, inventions, designs, drawings, processes, recipes, formulae, data, technical information, operational materials and the like, which may be disclosed by on Party to the other Party or received under this Agreement (collectively “Confidential Information”), in the strictest confidence. Neither Party shall disclose any Confidential Information, unless permitted hereunder, to any third party without the prior written consent from the Party to which the Confidential Information belongs. No Party shall make any use of the other Party’s Confidential Information during or after the termination or expiration of this Agreement, except as expressly permitted herein. Each Party acknowledges and understands that the Confidential Information is secret and valuable to the other Party. To protect the secrecy of the Confidential Information, each Party shall:

		i.	Limit access to all materials and physical items that document any of the Confidential Information, including documents, drawings, computer databases, electronic information, storage media, samples, and models solely to its employees, sales representatives and independent contractors who require such access to perform their duties under this Agreement; and

		ii.	Make all such employees, sales representatives and independent contractors aware of such Party’s obligations of confidentiality under this Agreement.

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	c.	Non-Disclosure. During the Term, each Party shall abide by the following:

		i.	Company shall not disclose any information, marketing materials, and conversations dealing with Contractor’s business operation or business relationships without the expressed written consent of Contractor.

		ii.	Contractor shall not disclose any information, marketing materials, and conversations dealing with Companies business operations or business relationships without the expressed written consent of Company.

		iii.	In accordance with Section 10(b) of this Agreement, neither Party shall disclose any Confidential Information to any third party or use it for its own use without the prior written permission of the other Party. Contractor and Company shall each use reasonable efforts to insure that its employees, sale representatives and agents that have access to the Confidential Information of the other Party shall not disclose such Confidential Information or use it for any purpose not described within this Agreement.

d.

Remedies. The Parties acknowledge and agree that monetary damages or other remedies at law may be inadequate in the event of a breach or threatened breach of this Section 10. Therefore, in the event of a breach or threatened breach of this Section 10 by either Party, the non-breaching Party will be entitled to an injunction restraining the other Party from, disclosing, in whole or in part, any information in contravention of this Section 10. Nothing in this Agreement will be construed as limiting or prohibiting the non-breaching Party from, pursuing any other remedies available to it for such breach, or threatened breach, including recovery of damages from the breaching Party.

e.

Acceptable Disclosures by Contractor. The Non-Disclosure obligations set forth in this Agreement shall not apply with respect to any Confidential Information that is legally requested or required by law, valid order of a Court of competent jurisdiction, or authorized governmental agency (whether by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process or, in the opinion of counsel for such Party, by federal or state securities or other statutes, regulations or laws or the rules or regulations of any recognized stock exchange), provided that, when the Receiving Party is legally requested or required to disclose said Confidential Information, such Party shall promptly notify the Disclosing Party of such request or requirement prior to disclosure so that the other Party may seek an appropriate protective order and/or waive compliance with the terms of this Agreement. If, however, in the opinion of counsel for the Receiving Party such Party is nonetheless, in the absence of such order or waiver, compelled to disclose such Confidential Information or otherwise stand liable for contempt or suffer possible censure or other penalty or liability, then the Receiving Party may disclose such Confidential Information without liability to the Disclosing Party hereunder.

11.

Independent Contractor. The relationship established between the Company and the Contractor by this Agreement is that of independent Contractor and nothing contained in this Agreement shall be construed as creating a joint venture, partnership, employer-employee relationship, principal-agent relationship or mutual agency relationship between the Parties, and no Party shall, virtue of this Agreement, have any right or power to create any obligation, express or implied, on behalf of the other Party except solely in the manner and to the extent, if any, specifically provided for by this Agreement. No Party, nor any employee, representative or agent of a Party, shall be deemed to be an employee of the other Party by virtue of this Agreement. Neither the Contractor, its employees or participants are covered through the Company by Unemployment or Worker’s Compensation Act of Texas or any other state statute.

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It is agreed that this is the responsibility of the Contractor to collect, withhold and pay to the proper state and federal authorities any and all taxes applicable to the Contractor’s business and the Company shall provide the Contractor annually with an informational federal tax form (I.R.S. Form 1099 “Statement for receipt of Miscellaneous Income (Annual)”) or similar appropriate form with respect to the Service Fee (as herein defined) paid by the Company to the Contractor. As an independent contractor, the Contractor shall be free to dispose of the Contractor’s time, energy and skill as the Contractor sees fit in providing the Services to the Company and the Company shall have the right to control the manner and means by which the Contractor provides the Services under this Agreement.

12.	Miscellaneous Provisions.

	a.	Entire Agreement. This agreement sets forth the entire understanding of the Parties and supersedes any prior communications, contracts, or understandings and constitutes the full and complete agreement of the Parties with respect to the subject matter of this Agreement.

	b.	Binding Effect, Assignment. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their permitted assigns and successors interest. Neither Party may assign and right, or delegate any obligation under this Agreement without the express prior written consent of the other Party, which consent shall be strictly at the discretion of such other Party and may be contingent, if given, upon such terms and conditions as determined by such Party.

	c.	Waivers and Amendments. No amendment or waiver of any provision of the Agreement, nor consent to any departure therefrom, shall be effective unless the same shall be in writing and signed by a duly authorized officer of each of Company and Contractor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of a Party hereto the exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise, any right hereunder preclude any other or further exercise thereof or the exercise of any pother right. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.

	d.	Notices. Any notices or other communications given by either Party under this Agreement shall be in writing and shall be: (i) delivered personally; (ii) transmitted by email or facsimile (with transmission confirmation); (iii) sent costs prepaid by an internationally recognized express delivery courier or express delivery mail that guarantees delivery within three (3) business days; or (iv) sent by express delivery mail with return receipt requested, postage prepaid, to the last known address of each Party. Except as set for the in the last sentence of this paragraph, any such notice shall be effective; (1) upon receipt if personally delivered; (2) on the date of the facsimile transmission (which date is indicated by the facsimile confirmation) if sent by facsimile; (3) on the day received if sent by an internationally recognized express courier or express mail; (4) on the date received if sent by mail with return receipt requested; and (5) on the date received if sent by email (with electronic confirmation). No notice of default or of extension or termination of the term of this Agreement shall be deemed to be sent unless sent by a means where delivery of the notice of default, extension or termination may be confirmed as received by the recipient. All such written notices shall be addressed as follows:

If to Contractor:

Name:	AppYea, Inc.
Address:	777 Main Street, Suite 600 Fort Worth, TX 76012______________ Attn: Douglas McKinnon

If to the Company:

Name:	The Diagnostics Group, LLC
Address:	845 Campbell Road, Suite 345 Richardson, TX 75081 Attn:

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e.	Non-Disparagement. Neither Party will disparage the other Party during the term of this Agreement or at any time after the termination or expiration of this Agreement.

f.	Force Majeure. If the performance of any part of this Agreement by either Party, or of any obligation under this Agreement, is prevented, restricted, interfered with, or delayed by reason of any cause beyond the reasonable control of the Party liable to perform, unless conclusive evidence to the contrary is provided, the Party so affected shall, on giving written notice to the other Party, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected Party shall use its reasonable best efforts to avoid or remove such causes of nonperformance and shall continue performance with the utmost dispatch whenever such causes are removed. These reasons included but are not limited to Labor Disturbances, War, Acts of God, Fires, Storms, Accidents and Governmental Regulations. When such circumstances arise, the Parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

g.	Cooperation and Good Faith. The Parties shall timely and diligently cooperate with each other to achieve the goals, objectives and purposes of this Agreement and to facilitate the performance of each Party’s respective duties and obligations under this Agreement in a commercially reasonable manner. Further, the Parties shall deal and negotiate with each other in good faith in the execution and implementation of their duties and obligations under this Agreement.

h.	Severability. If any provision or term of this Agreement is found to be invalid or unenforceable, such provision or term will be enforced to the maximum extent permitted by law, and the remainder of this Agreement will remain in full force.

i.	Governing Law; Disputes. Without regard to place of contracting, place of performance, or conflicts of law provisions or rules, this Agreement and all amendments, modifications or supplements hereto, and the rights of the Parties shall be construed and enforced in accordance with the laws of the State of Texas. In accordance with this Section 11(j), any dispute regarding the interpretation or validity of this Agreement shall be governed by the laws of the State of Texas, excluding the conflicts of law rules thereof. The Parties hereby agree that any and all disputes, controversies or differences arising from or in relation to or in connection with this Agreement shall be settled by mutual consultation between the Parties in good faith as promptly as possible, but failing an amicable settlement, shall be settled by arbitration. Any arbitration required by this Agreement shall be conducted before a single arbitrator in Collin County, TX in accordance with the commercial arbitration rules of the American Arbitration Association then existing, and any award, or, or judgment pursuant to such arbitration may be enforced in any court of competent jurisdiction. All such arbitration proceedings shall be conducted on a confidential basis.

Contractor hereby irrevocable waives, and agrees not to assert by way of motion, as a defense, or otherwise, in any such proceeding or in any proceeding to enforce the judgment entered as a result of such proceeding, any claim that is not personally subject to the jurisdiction of the arbitration proceedings or the court entering the judgment for any reason whatsoever, that such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such proceedings or judgment.

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j.	Indemnification. The Contractor shall defend and indemnify Company and the members, managers, officers, employees, agents, affiliates, successors and assigns of Company (each of the foregoing being hereinafter referred to individually as a “Company Indemnified Party”), from and against any and all losses, liabilities, damages, actions, costs, and expenses (including reasonable attorneys’ fees and disbursements and costs of investigation, litigation, settlement, judgment, interest, and penalties) (collectively, “Losses”) of the Company Indemnified Party arising out of or resulting from any claim, demand charge, action, cause of action, or other proceeding asserted by any third party against the Company Indemnified Party arising from or in connection with (i) the performance of Contractor’s duties and obligations under this Agreement, except to the extent it is determined by a court of competent jurisdiction that a proximate cause of the Loss was the negligent or willful act or omission of Company or a company employee, officer, manager, agent or affiliate, or (ii) Contractor’s business activities that are independent of the matters that are the subject of the Agreement. Contractor’s obligation to indemnify any Company Indemnified Party will survive the expiration or termination of this agreement by either party for any reason.

	i.	Notification of Claim. Each Company Indemnified Party under this Agreement shall promptly, and in any event within ten (10) days after notice to such Company Indemnified Party of any claim as to which it asserts a claim for indemnification, notify Contractor in writing of such claim and the amount thereof; provided, however, that the failure to give such notification shall not relieve Contractor from any liability which it may have pursuant to the provisions of this Agreement as long as the failure to give such notice within such time is not prejudicial to Contractor. Notice to a Company Indemnified Party for the purpose of the preceding sentence shall mean the filing of any legal action, receipt of any claim in writing or similar form of actual notice.

	ii.	Defense of Claim. Contractor shall, by written notice to the Company Indemnified Party, undertake to conduct any proceedings or negotiations in connection with any claim for indemnification hereunder or necessary to defend the Company Indemnified Party and take all other steps or proceedings to settle or contest such claim, including without limitation, the employment of counsel; provided, however, that Contractor shall reasonably consider the advice of the Company Indemnified Party as to the defense and settlement of such claim and the Company Indemnified Party shall have the right to participate, at its own expense, in such defense, but control of the such litigation and settlement shall remain with Contractor. The Company Indemnified Party shall provide all reasonable cooperation in connection with any such defense by Contractor. Counsel and auditor fees, filing fees and court fees of all proceedings, contests or lawsuits with respect to any such claim shall be borne by Contractor. If any such claim is made hereunder and Contractor fails to undertake the defense thereof by written notice to the Company Indemnified Party, the Company Indemnified Party shall be entitled to indemnification with respect thereto pursuant to the terms of this Agreement.

	iii.	Scope of Indemnification. The indemnification provided under this Agreement shall supplement, and not supersede or replace, any protection or rights that may be afforded to either party as a basis for a claim of indemnification hereunder.

k.	Number and Gender. Whenever herein the singular number is used, the same shall include plural where appropriate, and words of any gender shall include each other gender where appropriate.

l.	Captions. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way affect, limit or amplify the provisions hereof.

m.

Counterparts. This Agreement may be executed in multiple copies, each of which shall for all purposes constitute the Agreement, binding on the Parties, and each Party hereto covenants and agrees to execute all duplicates or replacement counterparts of this Agreement as may be required.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date first written above by each Party’s authorized principal.

Contractor:	COMPANY:

AppYea, Inc.	The Diagnostic Group, LLC

/s/ Douglas O. McKinnon	/s/ Jacob Cohen
Signature	Signature

Douglas O. McKinnon	Jacob Cohen
Printed Name	Printed Name

CEO	Manager
Title	Title

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EXHIBIT A

Product and Services

Promotion of Services: The Contractor will use reasonable efforts and resources to promote and stimulate interest in and obtain orders for various services in the United States. Contractor will investigate and follow up with all inquiries from members (Potential Customers) (Customers), however arising, and will promptly handle all correspondence and personal contact with such potential customers as may be necessary or appropriate.

Education of Prospective Customers: Contractor will use reasonable efforts to educate Potential Customers, including the healthcare provider community, as to (i) how to incorporate the services into their respective practices, (ii) the benefits to both the provider and the patient of utilizing the services, and (iii) the recommended administration of the services by physicians, other healthcare providers and their staff.

Account Management: Contractor will assist Company in establishing an account for all new Customers generated by Contractor and provide support to Company in maintaining accurate and up to date records for all Customers generated by Contractor, including ensuring that Company has correct and complete information with respect to each such Customer.

Operational Assistance: Contractor will provide assistance to Company in properly managing each Customer generated by Contractor, including performing certain day-to-day logistical oversight support.

Customer Complaints: Contractor will promptly report to Company any complaints about the services from Customers in the Territory and, at Company’s request, will investigate and report to Company about any such complaints.

Sales outside the Contractor Territory: Contractor will not promote the services or solicit orders for the services or deliver Lab the services, directly or indirectly, outside of the Territory without the prior written consent of Company.

Alteration: Contractor will not alter or modify any of the literature or packaging with respect to the services without the Company’s prior written consent.

Records: Contractor will maintain appropriate records regarding Contractor’s sale of the services. Contractor will permit the Company reasonable access to such records upon prior written notice to Contractor.

Lab Services Warranties: Contractor will not make any warranty or representation about the services or the use or efficacy of Lab Services except those written warranties, representations, and statements concerning use or efficacy of Lab Services as Company may provide to Contractor from time to time for delivery to or use with customers or potential customers in the Territory.

Advertising: Contractor will secure the Company’s prior, written approval of all advertising materials, sales or literature, publicity releases and other promotional materials with respect to the services or Company.

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Product Recall: In the event of a recall of any product used in connection with providing the services, Contractor will cooperate fully with Company in effecting such recall, including, without limitation, promptly returning any such product in the Contractor’s possession, as well as or in the possession of any Customers in the Territory, contacting any Customers that Company desires be contacted and communicating to any of Contractor’s Customers such information or instructions about the recall that Company may want communicated.

Litigation: If Company becomes involved in any proceeding and/or litigation regarding the services, Contractor will cooperate fully with Company and will provide any documents or information in Contractor’s possession or under Contractor’s control relating to the proceeding and/or litigation, at Company’s sole cost and expense.

Expenses: Contractor will pay when due all costs, expenses, taxes and liabilities that Contractor incurs in connection with Contractor’s performance under this Agreement.

Development of Marketing Plans: Contractor will advise and consult with Company in the development of marketing plans to promote the growth of the services offered directly or indirectly by the Company.

Development of Advertising Campaigns: Contractor will advise and assist Company in overseeing and implementing marketing strategies and timelines that ensures deadlines are met and work is completed, marketing budgets and billing procedures are complied with, and that takes into account cost efficiencies and deficiencies related to current and future marketing budgets. The Contractor will assist the Company in taking such actions as may be necessary to comply with any requirements affecting marketing strategies.

Marketing Research: Contractor will assist the Company in reviewing current research findings to determine the strengths and weaknesses of respective marketplaces and identify positioning and opportunity areas that may promote growth.

Field Marketing: Contractor will perform field marketing to potential customers and serve as a liaison between Company and such Customers.

Reports: Contractor will provide written reports to Company in connection with the marketing services performed by Contractor hereunder as may be reasonably requested by the Company from time to time.

Other Services: Contractor will perform such other marketing services as the parties shall from time to time mutually agree.

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EXHIBIT B

MARKETING ACTIVITIES

B-1 Service Area Territory: The Territory in which Contractor may market, sell, or solicit the sale of Products and Services to Providers as described in this Agreement in the United States of America.

B-2 Marketing Activities: “Marketing Activities” provided by Contractor shall include the activities set forth below:

(a)	The Contractor will identify Providers who may be interested in Company’s Products and Services and will market such Products and Services to Healthcare Providers through various marketing methods and activities, including, but not limited to direct marketing, telemarketing, newsletter announcements, social media and attendance at healthcare symposiums. In each such marketing activity, the Contractor shall present the features and benefits of Company’s Products and Services.

(b)	The Contractor shall directly contact a representative of Healthcare Providers and present the features and benefits of Company’s Product and Services presented in a consultative selling method. If a Healthcare Provider is interested in one or more Products and Services, the Contractor shall instruct such Healthcare Provider regarding the process for ordering Products and Services. If needed, the Contractor will assist in setting up conference calls between interested Healthcare Providers and the Company or its affiliated providers.

B-3 Marketing Reports: The Contractor will provide to the Company progress reports on its marketing and sales activities under this Agreement, including without limitation of full accounting of all marketing activities performed

B-4 Marketing Plan: The Contractor will utilize marketing and sales materials produced or approved by the Company in conjunction with the Contractor’s performance of its responsibilities under this Agreement. In marketing the Products and Services to Potential Customers, and responding to Customers and Potential Customer inquiries, Contractor will use its best efforts to provide high quality, timely, and courteous service and will refrain from making any misrepresentations regarding the Company or the Products and Services. In addition to the foregoing, upon the reasonable request and within the sole discretion of the Company, the Contractor sales representatives shall attend and actively participate in certain specific marketing activities including, without limitation, trade shows and exhibitions.

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EXHIBIT C

COMPENSATION

C-1 COMPENSATION METHODOLOGY –

C1–a The Company shall pay Contractor the amounts indicated below for the performance of services under this Agreement:

Contractor will be paid for providing services to directly Recruited customers at the rate of 35% of the Net Collected Revenue collected from non-federally funded payors by third party providers affiliated or contracted with Company for ancillary services ordered by Recruited Customers less any lab specific costs related to any referred samples and/or services and less any refunds or chargebacks.

Contractor shall be paid by the 15th of the month for Net Collected Revenue from the previous month.

C1-b For the purpose of this Agreement the term (“Recruited Customer”) shall mean any customer that has been introduced to or made aware of the Company and/or the third party providers affiliated or contracted with Company through the marketing efforts of the Contractor during the term of this Agreement. No later than 5 days after the end of each month that this Agreement shall be in effect, the Contractor shall furnish with an updated list of all Recruited Customers. That Recruited Customer list shall be crossed referenced with the current list of Recruited Customers to assure that no conflict is apparent, i.e. a Recruited Customer is already under contract with the providing organization. If a conflict has been identified then the Company shall send the Contractor an email correspondence identifying which Recruited Customer is currently doing business with the providing organization.

C1-c A set date and time will be determined by the Company in coordination with the Contractor during which the Contractor will be provided a written report outlining the details of the services utilized by the Recruited Customers and any and all Net Collected Revenues for such services for the corresponding month.

THE COMPENSATION PAID PURSUANT TO THIS AGREEMENT WILL NOT BE BASED ON THE VALUE OR VOLUME OR REFERRALS PAID FOR BY ANY FEDERALLY FUNDED HEALTH PLANS. REVENUE RELATED TO FEDERALLY FUNDED HEALTH PLANS ARE EXCLUDED FROM ANY AND ALL COMPENSATION CALCULATIONS.

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